Consent of Independent Certified Public Accountants


First Investors Life Series Fund
95 Wall Street
New York, New York  10005

     We consent to the use in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A (File No. 2-98409) of our report dated January 31, 1996 relating to the December 31, 1995 financial statements and of our opinion dated July 31, 1996 relating to the June 30, 1996 financial statements of First Investors Life Series Fund, which are included in said Registration Statement.



                                             /s/Tait, Weller & Baker
                                             -----------------------
                                             TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
October 11, 1996


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